5-November-2026
LCI Industries (LCII)
Q3 2026 Earnings Call

CORPORATE PARTICIPANTS

John A. Sirpilla – Interim Chief Executive Officer & Director, LCI Industries
Lillian D. Etzkorn – Chief Financial Officer & Executive Vice President, LCI Industries

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OTHER PARTICIPANTS

Peter Lukas – Analyst, CJS Securities, Inc.
Craig Kennison – Analyst, Robert W. Baird & Co., Inc.
Scott L. Stember – Analyst, ROTH Capital Partners LLC
Tristan M. Thomas-Martin – Analyst, BMO Capital Markets

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MANAGEMENT DISCUSSION SECTION

Operator: Hello, everyone, and thank you for joining us today for the LCI Industries Third Quarter 2026 Earnings Call. My name is Al, and I will be coordinating your call today.

Before we begin, I would like to remind you that certain statements made on today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are discussed in the company's earnings release, Form 10-K and in other filings with the SEC. The company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements are made, except as required by law.

In addition, during today's conference call, management will refer to certain non-GAAP or adjusted financial measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are available in the company's earnings release and investor presentation, which have been posted on the Investor Relations section of the company's website and are also available on Form 8-K filed this morning with the SEC.

On the call from management today are Johnny Sirpilla, Interim Chief Executive Officer; Lillian Etzkorn, Chief Financial Officer; and Kip Emenhiser, VP of Finance and Treasurer. Later in the call, we will conduct a question-and-answer session. [Operator Instructions]

With that, it is my pleasure to turn the call over to Johnny Sirpilla. Please go ahead.

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John A. Sirpilla
Interim Chief Executive Officer & Director, LCI Industries

Thank you very much, operator, and thanks to everyone for being with us today. Before we begin, I want to take a moment to express my sincere appreciation to our more than 12,000 Lippert team members around the world. The financial performance we are proud to be reporting this quarter is a direct reflection of their hard work, commitment and passion for winning. I also want to speak directly about our proposed merger with Patrick Industries and the recent news you may have heard.

As many of you know, we received a proposal from Monomoy Capital a few weeks ago. Our board took that proposal seriously and gave it careful consideration, consistent with its responsibilities, and ultimately concluded that it was not superior to the proposed merger with Patrick. So we declined it.

We are excited for the merger with Patrick and believe strongly in what LCI and Patrick can build together. This combination brings together two companies with complementary strengths, deep customer relationships and a shared commitment to service. We expect it to deliver approximately $150 million of net run rate cost synergies within three years of closing. And just as importantly, it gives our shareholders the opportunity to participate in the future growth of a fundamentally stronger company, a company with creativity and flexibility to keep investing in growth while continuing to return capital to shareholders.

At the same time, our standalone strategy is active and executing every day, and we see this combination as a natural way to build on that momentum. I'm genuinely proud of our product portfolio, our people, our culture and the partnerships we've built with customers across the markets we serve.

I like the energy inside the company right now, the teamwork and the unending desire to win every day. As I challenge this team, they continue to dig deeper and come out stronger. We are going to stay on offense and I truly believe the best days of our team, our customers and our shareholders are still ahead.

Now, moving to the quarterly results. Despite the continued economic headwinds facing our industry and the broader economy, our teams have remained focused, engaged and motivated to deliver. What makes me particularly proud is not just what we are accomplishing, but how we are accomplishing it, through teamwork, accountability, operational discipline and a shared commitment to continuous improvement.

Our leaders have done an outstanding job of keeping our team members aligned, energized and focused on the opportunities ahead. That combination of strong execution and a positive winning culture gives me tremendous confidence in our ability to navigate today's challenges while positioning Lippert for an exciting future.

We continued to execute consistently in the third quarter, building on the progress we've made throughout 2026. Against the backdrop of continued soft demand across several markets and with adjustments for restructuring and transaction costs, we expanded our operating profit margin by 100 basis points year-over-year to 8.3% and grew our towable RV product content per unit by 6%.

Additionally, our diversified business grew with aftermarket net sales growth of 6% and adjacent industries up 7%, partially mitigating the 17% decline in RV OEM sales. We continue to expand our presence in the transportation markets, launching heavy-duty bus seats and supplying windows in off-road vehicles. These results show that our strategy is working. We are strengthening profitability at today's industry levels while expanding the drivers of our future growth.

As we approach year-end and look towards 2027, our priorities are clear and consistent with what we've outlined throughout the year. First, we are earning additional opportunities with our customers by delivering innovative products and solutions that create meaningful value for them and their end consumers. Second, we are diversifying our growth opportunities by expanding our aftermarket presence and our offerings across adjacent OEM markets, further enhancing our well-balanced portfolio. And third, we continue to build on the progress we've made throughout 2026 with our self-help actions and are actively streamlining our operations and cost structure while selectively pursuing accretive M&A.

We continue to leverage our expanding product and content pipeline while engineering capabilities and our deep customer relationships continue to build on that momentum. As we move forward, our team, led by Ryan Smith and Jamie Schnur at the segment level, remain focused on executing these priorities and advancing the growth opportunities already underway across our businesses.

Our aftermarket business illustrates how we are expanding growth opportunities beyond new RV production. Over the years, we have placed some $20 billion in replaceable parts into OEM products, and nearly 2 million RVs on the road are entering the repair and replacement cycle over the next few years. By partnering closely with dealers to help consumers repair and replace complex products, we are building another durable growth platform for LCI.

Our aftermarket business has grown to nearly $1 billion in annual revenue and the growth trajectory is great. Together, with our continued expansion in the automotive aftermarket and RV adjacent OEM markets, this growth underscores the impact of our diversification strategy, reducing our reliance on the new unit production and supporting profitable growth across a broader range of market conditions.

In summary, we remain confident in LCI's positioning for profitable growth. We are increasing content through creativity, expanding our aftermarket and adjacent market presence, and improving operating efficiency with much improved leverage just since the start of the year, as Lillian will discuss. Our focus is on strengthening performance at current demand levels while positioning the business to create long-term shareholder value.

Thank you to our entire team for its continued commitment to our customers and our business, and I look forward to keeping the investment community updated on our progress.

With that, Lillian will now provide a detailed review of our quarterly results and our full year outlook. Lillian?

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Lillian D. Etzkorn
Chief Financial Officer & Executive Vice President, LCI Industries

Thanks, Johnny, and thank you, everyone, for joining us. During the third quarter, we again delivered solid results despite what continues to be a weaker demand environment for outdoor recreation, specifically RV. Even with much lower industry-wide RV OEM sales, our revenues were off just 4% over the past year, supported by the growth we were able to achieve in our diversified businesses.

Specifically, we grew aftermarket net sales by 6% and we delivered 7% growth in adjacent industries. We were also able to grow our operating profit margin by 30 basis points to 7.6%. Adjusted for restructuring, transaction cost and tariffs, we delivered an adjusted OI margin of 8.3%, which is an expansion of 100 basis points over prior year.

These accomplishments are a testament to the durable, diversified platform that we've built over the years, and of course, the tremendous efforts day in and day out by our skilled colleagues. Combined, the LCI platform is able to not only weather the storm, but deliver enhanced shareholder value creation once conditions normalize.

With this goal in mind, this has been a year of sharp focus on the many self-help initiatives we've outlined, which include thoughtful cost reduction, striving for operational efficiencies and steadily expanding product offerings. Let us now walk through our consolidated results for the third quarter.

Our net sales came in just under $1 billion and consistent with the prior quarter. This was a 4% year-over-year decline. The decrease in consolidated net sales was primarily driven by lower North American RV wholesale shipments, partially offset by increases in selling prices contractually tied to indices of select commodities, growth in the automotive aftermarket and sales from acquired businesses.

We continue to focus on providing our customers quality products they want that leverage our creativity and our advanced manufacturing abilities. By executing on this strategy, we were able to increase RV towable content per unit 6% year-over-year to $5,733.

Moving on to aftermarket, as I mentioned, we grew adjusted net sales by 6% over the past year. The increase was primarily driven in increases in volume in the automotive aftermarket, reflecting growth in towing and truck accessories.

From a profitability standpoint, our team was able to deliver consolidated operating profit of $83 million on an adjusted basis, which equates to an 8.3% adjusted operating margin, up 100 basis points over prior year. Year-over-year margin expansion was driven primarily by increases in selling prices contractually tied to indices of select commodities and cost improvement actions, including material sourcing strategies, partially offset by lower absorption of fixed costs due to lower sales volumes.

In terms of adjusted EBITDA, we produced $111 million on an adjusted consolidated basis, up from $106 million a year earlier, and reflecting a margin of 11.2%, up a full percentage point. Our GAAP net income was $50 million with diluted GAAP EPS of $2.05. On an adjusted basis, our diluted EPS of $2.21 was up significantly from $1.97 in the prior year period.

In terms of our balance sheet, we maintain a very solid financial foundation with cash and cash equivalents of $246 million as of September. And with $595 million available under our revolver, we have total liquidity of $841 million.

We ended the quarter with an outstanding net debt balance of $607 million, suggesting a net debt-to-adjusted EBITDA ratio of just 1.4 times, which has improved from 1.8 times at the beginning of the year and places us at the conservative end of our targeted range of 1.5 to 2 times.

Our capital expenditures during the third quarter were $13 million and we paid out $28 million in dividends or $1.15 per share. As always, we intend to remain disciplined and balanced with our capital allocation in the quarters ahead.

Lastly, I'll provide our updated outlook, which includes October adjusted net sales of approximately $341 million. For full year 2026, we expect RV industry wholesale shipments to be in the range of 285,000 to 295,000 units. We look for adjusted revenue to be $3.9 billion to $4 billion and continue to expect to achieve our range of 7.5% to 8% for adjusted operating profit margin, despite the softness across the industry. And this is thanks to our self-help strategies and the incredible dedication of our talented team.

As for adjusted EPS, we have tightened the range to $8.25 to $8.50. We continue to expect full year CapEx in the range of $55 million to $65 million.

We are now ready for Q&A. And similar to last quarter, I'll mention that we're understandably limited in what we can say regarding the proposed merger beyond what has already been publicly disclosed. We're eager to see the benefits come to life for our valued partners and end consumers, given, as Johnny mentioned, the compelling strategic benefits for our industry.

With that, if you could please open the lines, we'd be happy to take questions.
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QUESTION AND ANSWER SECTION

Operator: We will now begin the question-and-answer session. [Operator Instructions] Your first question comes from the line of Dan Moore with CJS Securities. Your line is now open. Please go ahead.
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Peter Lukas Analyst, CJS Securities, Inc.	Q
Hi. Good morning. It's Pete Lukas for Dan. Just looking at your revised outlook of approximately flat for RV demand and shipments next year, what gives you the confidence that this year is the bottom and how are you thinking about potential for upside or downside to those projections? In other words, is the risk skewed higher or lower in your view?
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
That's a good question, Pete. Being in this industry for 35 years, I've seen the cycles. And one of the ways that we really gauge it is listening to our customers and listening to the dealers on the RV side, and hearing directly from them what they're doing in order to manage the business. And one of the things I can tell you is that we've been really happy with what we've heard from dealers in terms of their inventory that they have in stock. We think that our OEMs have done an outstanding job of managing inventory with their dealer partners.

And so as we look at this, what we see today and what we feel in the market by watching the numbers, we feel good about this range that we're putting out today. And it's year after year in doing this, I understand that we can only make decisions off of the data that we have in front of us today. We continue to prepare. And as you see with the impact that we've delivered on the OI side and being up 100 bps for this quarter again and consistent with this year, we've managed to those expectations or the realities that come even if we were a little bit below plan for wholesale production this year.

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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Hey, Pete, it's Lillian. Just to clarify, because I think when you started the question, you were referring to our outlook for 2027. The outlook that we put out there for wholesales reflects 2026. We'll provide more details for the 2027 outlook for wholesales and retail when we do our fourth quarter call, just to be clear on that.

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Peter Lukas Analyst, CJS Securities, Inc.	Q
Very helpful. Thanks. And then just last one for me. Can you talk about your expectations for organic content growth in both RV and marine over the next several quarters?

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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Our customers continue to choose us. We see that in meeting after meeting that our sales and ops teams work closely with our customers. And so we're confident of what we saw this year in the 6% increase on the RV side and great results as well on the marine side with them choosing us. And so we feel really good about that. And our good, better, best product offering is one of the things that is really a great process that we've worked together with really creating innovation and new products for our customers that fall into those good, better, best categories, where they can choose and decide what works better for their various price points that they offer. So we have good confidence in that.
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Peter Lukas Analyst, CJS Securities, Inc.	Q
Great. Thanks. I'll jump back in the queue.
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Operator: Your next question comes from the line of Craig Kennison with Baird. Your line is now open. Please go ahead.

Craig Kennison Analyst, Robert W. Baird & Co., Inc.	Q
Hey, good morning. Thanks for taking my questions as well. Wanted to follow up on the content per unit trend. I think in towables, it was up 6%. And there was also a note on a shift towards more single axle trailers, if I'm not mistaken. So curious if you could sort of reconcile that trend, and I'll have a follow-up.

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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Thank you, Craig, for the question. Quite simply, we've seen consistency on that trend on the single axle and expect to see more of that for into next year.

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Craig Kennison Analyst, Robert W. Baird & Co., Inc.	Q
Thanks. And just thinking about the content per unit growth in the context of the merger, I know you're limited in what you can say, but have you seen any behavior shift among your OEM partners who are saying maybe it's an important time for them to diversify to protect their strategic interests?

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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
I would say that our OEM partners have asked all of the right questions, and we've really appreciated the opportunity to engage with them. And our teams developed such close relationships with our customers that we've really had good open dialog. And what we've heard is that they are wanting to see the statements that we've made in terms of what we believe that we can do for affordability for the industry and what we can do together with this merger, that they're looking forward to seeing us do that. I believe that they have confidence that we can, but, of course, for them, they need to see the proof of that. And that's what we're here to do as this merger gets to a close and deliver that to them.

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Craig Kennison Analyst, Robert W. Baird & Co., Inc.	Q
Thank you.
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Operator: Your next question comes from the line of Scott Stember with ROTH Capital Partners. Your line is now open. Please go ahead.

Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Good morning, and thanks for taking my questions as well. Just focusing on the cost cutting and facility rationalization process, which has had a great impact on your margins. In past quarters, you've given an update of how many facilities have been consolidated and just basically giving us a line of sight of how long that will positively benefit margins. Can you potentially do that? And the other part of that, to the extent that you can talk, is if the merger does take place, does the narrative or the line of thinking for some of those consolidations change?

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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
So great question, Scott, and thank you for asking that. So we remain on pace and on target for the 8 to 10 facility consolidations that we talked about. And right now, in Q4, we're in the heat of that in this quarter, wrapping those up into Q1. And so we have been on target for that throughout the year in the planning and feel really good about where we are and being on pace for that.

I would tell you as well that at Ranch Hand, that facility consolidation in Texas is going into a new facility that's absolutely amazing. This new facility will increase our capacity by about 2.5 times. And we currently are going into that facility with 20 weeks of backlog, which this is going to help us very strongly by that, and we'll have that consolidation move completely finished and up and running fully by the end of the year.

And as you said about, with the merger and what's ahead, it really creates more opportunity for footprint optimization. It does not impact negatively in any way all that we have planned because we've done a lot over the last 12 months. We still have, in this next quarter, the final execution of the 8 to 10 that are in play, but the merger, it creates a wide open field for more opportunity for footprint optimization.

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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Got it. And then just on the aftermarket, last question. Lillian, you made some comments. It sounds like the CURT side of the business probably did a little better, but could you parse out the legacy pure RV side versus CURT?

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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. Good morning, Scott. Thanks for joining. So I'd say, really across the aftermarket business, the team performed quite well. We highlighted the towables and the CURT side just because we have been seen exceptional growth there, and it also leads into the strength that Johnny was just talking about in terms of the strategy with Ranch Hand and opening the new facility. But on the OEM aftermarket side, we are still seeing nice growth there and penetration. We've talked in the past around the addressable market. And as we've increased the content over the past several years, as those units are now coming into the service and repair cycle, we have the opportunity to capture those sales, the business, and to support the customers as they continue to enjoy and utilize their RV going forward.

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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Got it. That's all I have. Thank you.

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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Thanks, Scott

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Operator: Your next question comes from the line of Tristan Thomas-Martin with BMO Capital Markets. Your line is now open. Please go ahead.

Tristan M. Thomas-Martin Analyst, BMO Capital Markets Corp.	Q
Hey. Good morning.

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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Good morning, Tristan

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Tristan M. Thomas-Martin Analyst, BMO Capital Markets Corp.	Q
Johnny, I think you referenced good, better, best product offerings. Which of those buckets are your customers favoring as they start to think about model year 2028.

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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
It's in the good range. [ph] They are (00:25:48) continuing to look for affordability and value to the customers right now, so those goods stand out.

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Tristan M. Thomas-Martin Analyst, BMO Capital Markets Corp.	Q
Okay. Thank you. And then just on the kind of the ongoing cost inflation, how are you thinking about that? And then how should we think about kind of the index pricing puts and takes in 4Q and maybe early into next year? Thank you.

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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Sure.

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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Go ahead. You start, I'll jump in after.

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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Perfect. So Tristan, as you know, with the commodities, most of that is on an index-based pricing. So that continues and that specifically addresses steel and aluminum. If you recall, there's a little bit of a lag on some of that, maybe up to one to two quarters in terms of being able to pass that through. And I should note, it passes through both if costs go up and the prices reduce as commodities come down, which hopefully they will at some point. I mean, clearly, at this stage, we're not seeing that relief, but the index pricing does work both ways.

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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
And Tristan, I want to add to that. I meet twice a week with our Chief Supply Chain Officer, Scott Meiner, who just does an outstanding job. Yesterday, we had in-depth conversations about steel and aluminum and the work that our team is doing to continue to look to bring procurement value to our customers. The commitment that he has – and it is, it's a tough market right now in steel and aluminum. And so he's working hard to mitigate, especially on the conversion costs that we see. And so he's doing a really nice job on that. He and his team, we're super proud of.

And so that's something that we continue to focus on and look to work with our customers the best way possible. And when you look at the improvement that we've seen in operating margin this year, again, procurement has been a big part of that in terms of helping to us to be able to mitigate some of the price off to our customers as well as ensuring that we're doing the best job procuring the products and working to drive our margin in those positions as well.

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Tristan M. Thomas-Martin Analyst, BMO Capital Markets Corp.	Q
Got it. Thank you.

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Operator: There are no further questions at this time. I will now turn the call back to Johnny Sirpilla for closing remarks.
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John A. Sirpilla
Interim Chief Executive Officer & Director, LCI Industries

Al, thank you. This has been a really good quarter that, again, I'm so proud of our team. And I spend a fair amount of time each week in our plants. And what I see there is clearly the results that we did not deliver this quarter's results by chance. It's really thousands of people that are showing up every day with a commitment to excellence and supporting one another and serving our customers, and just finding better ways to drive the business.

And so when I see in our plants, our leadership action plans and the continued investment in the professional development of our team members, it's really great to see not only their personal goals being set, but their professional goals where they're attending local colleges and strengthening their capabilities and expertise in human resources and safety and quality and lean manufacturing, maintenance technology. And what we're really doing is building the bench of leadership depth and the technical capabilities that are really essential to our long-term performance.

And I really wanted to highlight in my closing remarks and share these observations with the investment community, because it's this continued development of our team members that directly influence our financial performance. The quality improvements that we've seen that costs can be reduced happen at their hands, and the operational efficiencies that expand our margins, again, all of this happens on our plant floors through the dedication and the capability of those team members.

So, again, I just want to give a shout out to the team, 12,000 strong across the world, very proud of them. And I'm proud of everyone as well for working through this time of change as we work towards our planned merger with Patrick, and I appreciate everyone's commitment to that.

So with that, I want to thank you all for joining the call, and thank you very much for your continued interest in LCI Industries. And Lillian and I look forward to more conversation as you need it. Thank you.

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Operator: This concludes today's call. Thank you for attending. You may now disconnect.

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Forward-Looking Statements

This communication contains certain "forward-looking statements" with respect to our financial condition, results of operations, profitability, margins, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this communication that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to the Company's 2026 outlook and related assumptions, production levels, future financial results and business prospects, net sales, expenses and income (loss), operating margins, capital expenditures, tax rate, cash flow, financial condition, liquidity, covenant compliance, retail and wholesale demand and shipments, run rates, integration of acquisitions, planned divestitures and facility consolidations, optimization of facilities and infrastructure, R&D investments, commodity prices, addressable markets, industry trends, and the Company's proposed merger with Patrick Industries, Inc. ("Patrick"), whenever they occur in this communication are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this communication, (1) the impacts of costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, (2) tariff refunds and related pass through to customers, (3) future pandemics, geopolitical tensions, armed conflicts, or natural disasters on the global economy and on the Company's customers, suppliers, team members, business and cash flows, (4) pricing pressures due to domestic and foreign competition, (5) seasonality and cyclicality in the industries to which we sell our products, (6) availability of credit for financing the retail and wholesale purchase of products for which we sell our components, (7) inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, (8) the financial condition of our customers, (9) the financial condition of retail dealers of products for which we sell our components, (10) retention and concentration of significant customers, (11) the costs, pace of and successful integration of acquisitions and other growth initiatives, (12) availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, (13) efficiency improvements and cost reductions, (14) the disruption of business resulting from natural disasters or other unforeseen events, (15) the successful entry into new markets, (16) the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, (17) information technology performance and security, (18) the ability to protect intellectual property, (19) warranty and product liability claims or product recalls, (20) interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, (21) risks related to the pending merger with Patrick, including (a) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized, (b) disruption to each party’s business as a result of the announcement and pendency of the transaction, (c) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate as a result of unexpected factors or events, (d) the failure to obtain the necessary approvals by the stockholders of the Company or Patrick, (e) the ability by each of the Company and Patrick to obtain required governmental approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction, (f) reputational risk and the reaction of each party’s customers, suppliers, employees or other business partners to the transaction, (g) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (h) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (i) risks related to management and oversight of the expanded business and operations of the combined company due to the increased size and complexity, (j) the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the transaction or the size, scope and complexity of the combined company's business operations, and (k) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against the Company, Patrick or the combined company before or after the transaction, and (22) other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC") and in

Patrick's Annual Report on Form 10-K for the year ended December 31, 2025, Patrick's Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2026, and Patrick's subsequent filings with the SEC. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.